SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): July 24, 2000
                                                          -------------
                            Swiss Army Brands, Inc.
                            -----------------------
             (exact name of registrant as specified in its charter)

          Delaware                   0-12823                   13-2797726
          --------                   -------                   ----------
(State or other jurisdiction   (Commission File         (IRS Employer
of incorporation)                    Number)             Identification No.)



      One Research Drive, Shelton, CT                             06484
      -------------------------------                             -----
     (Address of principal executive offices)                  (Zip code)

       Registrant's Telephone Number, including Area Code: (203) 929-6391
                                                           --------------
                                      N/A
         (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITON OF ASSETS
     On August 7, 2000, Swiss Army Brands, Inc., a Delaware corporation (the "Company"), filed a Current Report on Form 8-K disclosing that on July 24, 2000, the Company, through a wholly-owned subsidiary, and Victorinox AG, a Swiss Corporation and a principal supplier to and substantial shareholder of the Company ("Victorinox"), each acquired 50% of the issued and outstanding capital stock of Xantia S.A., Fabrique de Montres Prcision ("Xantia"), the principal manufacturer and assembler of watches sold by the Company. The Xantia shares were acquired by both firms from Michel and Irene Thievent (the "Sellers") pursuant to an agreement of June 23, 2000, as amended by agreements of July 10, 2000 and July 24, 2000 (collectively the "Agreements"), which contain provisions intended to secure ongoing control of Xantia by the Company.

     Pursuant to the Agreements, the Company paid at the closing 2,250,000 Swiss Francs ("CHF") ($1,354,500) and delivered 108,374 shares of the Company's Common Stock, such shares being valued for purposes of the Agreements at 1,000,000 CHF ($602,000) based upon the average daily closing price of such stock during the period June 30, 2000 through July 14, 2000. At the closing, Victorinox paid to the Sellers 3,250,000 CHF ($1,956,500). Each of the Company and Victorinox also agreed to pay an additional 12,000,000 CHF ($7,224,000) over the next seven years plus interest with the total purchase price subject to upward or downward adjustment.

     The source of funds for the acquisition by the Company was a bank line of credit from the Company's existing lender. The purchase price was determined on the basis of arm-length negotiations between the Company and the Sellers. The division of the purchase price between the Company and Victorinox was based upon an arms length agreement to share equally in the acquisition.

     Pursuant to the Agreements, the Company and Victorinox each own 50% of the capital stock of Xantia. Following the acquisition, Xantia retained all of its pre-closing assets, including plant and equipment used in the manufacture and assembly of watches and other timepieces and will continue to employ those assets to manufacture timepieces to be supplied to the Company and to third party customers.

Item 7.    Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired.

           The following financial statements relate to Xantia

           Report of Independent Public Accountants.
           Balance Sheets as of September 30, 1999 and 1998.
           Statements of Operations for the years ended September 30, 1999 and 1998.
           Statements of Retained Earnings for the year ended September 30, 1999 and 1998.
           Statements of Cash Flows for the years ended September 30, 1999 and 1998.
           Notes to Financial Statements.

(b)        Pro Forma Financial Information (unaudited).

           Pro Forma Consolidated Balance Sheet as of June 30, 2000.
           Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2000.
           Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1999 .
           Notes to Unaudited Pro Forma Consolidated Financial Statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




Report of the auditors
to the Board of Directors of
Xantia S.A., Fabrique de Montres de Prcision

As auditors of Xantia S.A., Fabrique de Montres de Prcision, we have audited the financial statements (balance sheets, statements of operations, shareholders' equity and cash flows and notes) of Xantia S.A., Fabrique de Montres de Prcision, for the years ended September 30, 1999 and 1998.

These financial statements are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audits. We confirm that we meet the legal requirements concerning professional qualification and independence.

Our audits were conducted in accordance with auditing standards generally accepted in the United States, which require that an audit be planned and performed to obtain reasonable assurance about whether the financial statements are free of material misstatement. We have examined on a test basis evidence supporting the amounts and disclosures in the financial statements. We have also assessed the accounting principles used, significant estimates made and the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view of the financial position, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States consistently applied.



ARTHUR ANDERSEN AG


Berne, Switzlerand
September 29, 2000


                  XANTIA S.A., FABRIQUE DE MONTRES DE PRCISION
                  BALANCE SHEETS - SEPTEMBER 30, 1999 AND 1998
                           (Amounts in Swiss Francs)


                                   A S S E T S


                                                        1999           1998
CURRENT ASSETS:
        Cash                                         8,089,336       5,041,865

        Receivables-
          Trade, net of allowance for doubtful
            accounts of CHF 105,000 for both
            periods                                  2,366,046       4,447,562

        Other                                          362,827         445,948

        Short term loan - related party                259,359         250,000

        Inventories                                  4,609,600       5,969,900

        Prepayments and other assets                   130,246          80,368
                                                     ---------       ----------
                        Total assets                15,817,414      16,235,643
                                                    ----------      -----------
        FIXED ASSETS, NET                            4,906,903       2,948,625
                                                    ----------      -----------
                        Total assets                20,724,317      19,184,268
                                                    ==========      ===========


The accompanying notes to financial statements are an intergal part of these balance sheets.


                  XANTIA S.A., FABRIQUE DE MONTRES DE PRCISION
                  BALANCE SHEETS - SEPTEMBER 30, 1999 AND 1998
                           (Amounts in Swiss Francs)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                               1999             1998
                                               ----             ----
CURRENT LIABILITIES:

        Accounts payable-

            Trade and other                  1,387,138        2,906,310

            Related parties                     35,286            6,366

        Amounts due to shareholder             430,609          195,000

        Accrued liabilities                  1,114,005          718,978

        Deferred income taxes                  657,750          724,250
                                             ---------        ---------

             Total current liabilities       3,624,788        4,550,904
                                             ---------       ----------

LONG-TERM LIABILITIES:
                                               -------           ------
        Deferred Income taxes                  221,000           11,035
                                               -------           ------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:

       Share capital; par value CHF 1,000
         per share, 200 shares authorized,
         issued and outstanding                200,000          200,000

        Retained earnings                   16,678,529       14,422,329
                                            ----------       ----------

             Total shareholders' equity     16,878,529       14,622,329
                                            ----------       ----------

             Total liabilities and
               shareholders' equity         20,724,317       19,184,268
                                            ==========       ==========


The accompanying notes to financial statements are an intergal part of these balance sheets.

                  XANTIA S.A., FABRIQUE DE MONTRES DE PRECISION
                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                           (Amounts in Swiss Francs)


                                                     1999            1998

Net sales                                          33,795,828    29,542,567

Cost of sales                                      28,190,456    25,346,423
                                                   ----------    ----------
            Gross profit                            5,605,372     4,196,144

Selling , general and administrative expenses       2,607,021     2,540,333
                                                   ----------    ----------
            Operating income                        2,998,351     1,655,811
Interest income and other, net                         40,860       154,345
                                                   ----------    ----------
            Income before income taxes              3,039,211     1,810,156

Income tax provision                                  783,011       557,511
                                                   ----------    ----------
            Net income                              2,256,200     1,252,645
                                                   ==========    ==========



The accompanying notes to financial statements are an intergal part of these statements.


                  XANTIA S.A., FABRIQUE DE MONTRES DE PRCISION
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                           (Amounts in Swiss Francs)

                                                                    Total
                                          Share     Retained     Shareholders'
                                         Capital    Earnings        Equity
                                         -------    ---------    -------------

Balance, October 1, 1997                 200,000   15,169,684      15,369,684

Dividend paid                               -      (2,000,000)     (2,000,000)

Net income for the year ended
    September 30, 1998                      -       1,252,645       1,252,645
                                         -------   ----------      ----------
Balance, September 30, 1998              200,000   14,422,329      14,622,329

Net income for the year ended
    September 30, 1999                      -       2,256,200       2,256,200
                                         -------   ----------      ----------
Balance, September 30, 1999              200,000   16,678,529      16,878,529
                                         =======   ==========      ==========




The accompanying notes to financial statements are an intergal part of these statements.

                  XANTIA S.A., FABRIQUE DE MONTRES DE PRCISION
                            STATEMENTS OF CASH FLOW
                FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                           (Amounts in Swiss Francs)

                                                      1999           1998
                                                      ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        2,256,200      1,252,645

  Adjustment to reconcile net income to net cash provided from operating activities:

   Depreciation                                       280,146        114,497
   Deferred income taxes                              143,465         65,250
        Change in assets and liabilities-
             Accounts receivable, trade and other   2,164,637     (1,707,476)
             Inventories                            1,360,300     (1,323,576)
             Short term loan - related party           (9,359)          -
             Prepayments and other assets             (49,878)       (32,355)
             Accounts payable, trade, related
             party and other                       (1,490,252)     1,441,430
             Accrued liabilities                      630,636        932,302
                                                   -----------    ----------
               Net cash provided by operating
                activities                          5,285,895        742,717
                                                   -----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of property and equipment        (2,238,424)    (2,860,308)
                                                   -----------    ----------
               Net cash used in investing
                activities                         (2,238,424)    (2,860,308)
                                                   -----------    ----------
CASH FLOWS FROM  FINANCING ACTIVITIES:
        Dividend paid                                    -        (2,000,000)
                                                   -----------    ----------
               Net cash used in financing
                activities                               -        (2,000,000)
                                                   -----------    ----------
NET INCREASE (DECREASE) IN CASH:                    3,047,471     (4,117,591)
        Cash, beginning of period                   5,041,865      9,159,456
                                                   -----------    ----------
        Cash, end of period                         8,089,336      5,041,865
                                                   ===========    ==========

The accompanying notes to financial statements are an intergal part of these statements.

                  XANTIA S.A., FABRIQUE DE MONTRES DE PRCISION
                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1999 AND 1998
                           (Amounts in Swiss Francs)


1.   Operations

     Xantia S.A., Fabrique de Montres de Prcision (the "Company"or "Xantia") produces and distributes watches and components of watches. The watches are sold to independent distributors, principally in the United States, France and other European countries.

2.   Basis of Presentation

     The financial  statements  have been prepared in accordance with accounting
     principles   generally   accepted  in  the  United  States.  The  Company's
     functional currency is the Swiss Franc.

3.   Accounting Principles

     Revenue Recognition
     -------------------
     The Company recognizes revenue upon shipment of product. Net sales are comprised of gross revenues less returns and customer allowances.

     Cash and Cash Equivalents
     -------------------------
     Cash and cash equivalents consist of all highly liquid investments with original maturities of three months of less.

     Long-Lived Assets
     -----------------
     The Company follows Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company continually reviews the recoverability of the carrying value of these assets using the provisions of SFAS No. 121. Based upon the Company's review of its long-lived assets, no impairment exists at September 30, 1999.

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.   Inventories

     Inventories are stated at cost as determined by the first-in, first-out method or market. Finished goods consists of watches and work in process are components and watches held at the assemblers. The following is a summary of inventories at September 30, 1999 and 1998, respectively:


                                                     1999             1998
                                                     ----             ----
           Raw materials                          1,818,597         2,762,254
           Work in process                          744,943         1,321,546
           Finished goods                           802,335           766,804
           Spare parts                            1,243,725         1,119,296
                                                  ----------        ---------
           Total                                  4,609,600         5,969,900
                                                  ==========        =========

5.   Fixed assets

     Fixed assets are stated at historical cost less accumulated depreciation. Major additions and improvements are capitalized while minor replacements, maintenance and repairs, which do not increase the useful lives of the property and equipment are expensed. Depreciation is recorded on a straight-line basis based on the expected useful life of the respective asset. Cars and vehicles are depreciated over five years, production equipment over ten years, machinery over five years, office equipment over eight years and the building is depreciated over fifty years.

                                                   1999             1998
                                                   ----             ----

Cars and vehicles                                104,867          104,867

Production equipment                           1,012,771           13,166

Machinery                                        230,744          153,331

Office equipment                                 232,615           74,440

Building                                       3,840,617        2,837,850
                                               ---------        ---------
     Total                                     5,421,614        3,183,654

Accumulated depreciation                        (514,711)        (235,029)
                                               ---------        ---------
Fixed assets, net                              4,906,903        2,948,625
                                               =========        =========


6.   Income taxes

     The Company accounts for income taxes in accordance with SFAS No. 109. Under SFAS No. 109, deferred income taxes are provided to reflect temporary differences between the financial and tax bases of assets and liabilities using presently effective tax rates and laws. Income taxes are provided for all items included in the statements of income, regardless of when such items are reported for income tax purposes or when such taxes are actually paid. The Swiss federal tax rate for the Company is approximately 9% and Cantonal and Communal taxes amount to up to a maximum rate of 22%.

     The components of the income tax provision for the years ended September 30, 1999 and September 30, 1998, respectively, are as follows:

                                                  1999           1998
                                                  ----           ----
                   Current taxes                 639,546       492,261
                   Deferred taxes                143,465        65,250
                                                 -------       -------
                   Total                         783,011       557,511
                                                 =======       =======

     The component of the deferred tax liability at September 30, 1999 and September 30, 1998, respectively, are as follows:

                                                  1999          1998
                                                  ----          ----

                   Inventory  reserves           605,000       705,000

                   Allowance for doubtful
                   accounts                       64,000        82,000

                   Depreciation                  221,000        11,000

                   Other                         (11,000)      (63,000)
                                                 -------        ------
                   Total                         879,000       735,000
                                                 =======       =======


7.   Related party transactions

     Xantia buys components for watches from Cosmos S.A. whose major shareholder is the majority shareholder of Xantia. The Company believes that all transactions between the Company and Cosmos S.A. are made at arms' length terms. In the year ended September 30, 1999 and 1998, the volume of purchased components amounted to CHF 318,477 and CHF 55,691, respectively.

     The short-term loan with the related party is stated at nominal value, which amounts to CHF 250,000. In the year ended September 30,1999, interest of CHF 9,359 was accrued. This loan was repaid on July 10, 2000.

     The amount due from shareholder bears interest at 4% per annum.

8.   Rent and lease commitments

     Rent expense totaled CHF 58,171 and CHF 104,728 for the years ended September 30, 1999 and 1998, respectively. The Company has a property right on which its building is built. The land is the property of municipality of Bienne, Switzerland and leased to Xantia until December 31, 2037, when the lease will be automatically renewed. For the lease of the property, the Company pays an annual rent of CHF 21,537. The Company does not have any other lease commitments.

9.   Employee benefits

     Employee benefits are provided in accordance with the legal requirements in Switzerland. Contributions are determined as a percentage of employee salaries, paid half by the employees and half by the Company. Administrative costs of the funds managed by an independent professional collective fund are paid by the Company. Employee benefit costs were CHF 96,665 and CHF 87,548 for the years ended September 30, 1999 and 1998, respectively.

10.  Significant customer

     In 1999, 97% of the sales were derived from one single customer, which amounted to CHF 32,769,940. In 1998, sales of CHF 26,110,860 (88%) were derived from the same single customer.

11.  Product warranty

     The Company warranties watches for defects in materials and workmanship. The Company has contracted insurance coverage for such cases up to an amount of CHF 3,000,000 per warranty claim, which management believes is adequate.

12.  Subsequent event

     On July 24, 2000, Swiss Army Brands, Inc., through a wholly owned subsidiary (the "Company"), and Victorinox AG, a Swiss Corporation ("Victorinox"), each acquired 50% of the issued and outstanding capital stock of Xantia. The Xantia shares were acquired by both firms from the shareholders of Xantia pursuant to an agreement of June 23, 2000, as amended by agreements as of July 10, 2000 and July 24, 2000.

                    SWISS ARMY BRANDS, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The unaudited pro forma consolidated balance sheet as of June 30, 2000, the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2000, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999, are based upon the historical consolidated financial statements of Swiss Army Brands, Inc. and subsidiaries (the "Company" or "Swiss Army") and the financial statements of Xantia. The pro forma statement of operations for the year ended December 31, 1999, are based upon Xantia's statement of operations for the year ended September 30, 1999 as this is Xantia's fiscal year-end. The pro forma statement of operations and balance sheet for June 30,2000 are based upon Xantia's March 31, 2000 financial statements. The pro forma consolidated statements of income have been prepared after giving effect to pro forma adjustments described in the notes thereto as if the acquisition of Xantia occurred on the first day of the respective periods, and the pro forma consolidated balance sheet has been prepared as if the acquisition of Xantia occurred on the last day of the period. The assets and liabilities of Xantia have been translated to U.S. dollars using the exchange rate at the balance sheet date. Results of operations are translated using the average exchange rate prevailing throughout the period.

     The unaudited pro forma consolidated statements of income and balance sheet do not purport to represent what the results of operations of the Company would actually have been if the events described in the notes thereto had in fact occurred at the beginning of such period, or to project the results of operations of the Company for any future date or period.

     The unaudited pro forma consolidated statements of income and balance sheet should be read in conjunction with the Company's financial statements including the notes thereto included in the Company's report on Form 10-K for the year ended December 31, 1999 and Xantia's financial statements including the notes thereto included elsewhere in this Form 8-K/A filing.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                      Pro Forma
                                       Swiss Army       Xantia       Adjustments    Pro Forma
Current assets:
   Cash and cash equivalents           $   578       $   3,357       ($1,508)(a)    $  2,427
   Accounts receivable                  25,809           1,900        (1,710)(b)      25,999
   Inventories                          41,279           1,640            50 (c)      42,969
   Deferred income taxes                 2,242             -              -            2,242
   Prepaid and other                     4,256             242            -            4,498
                                        ------           -----        -------         -------
      Total current assets              74,164           7,139        (3,168)         78,135

Deferred income taxes                    1,460             -              -            1,460
Property, plant and equipment, net       4,643           2,969            -            7,612
Investments                              6,972             -              -            6,972
Intangible assets, net                  10,932             -           3,096 (c)      14,028
Other assets, net                       14,907             -              -           14,907
                                       --------         ------        --------       --------
Total Assets                          $113,078         $10,108          ($72)       $123,114
                                       ========         ======        ========       ========

                                                                      Pro Forma
                                       Swiss Army       Xantia       Adjustments    Pro Forma

Current liabilities:
   Debt                               $    875         $   -            $694 (a)      $1,569
   Accounts payable                     21,217           1,265        (1,710)(b)      20,772
   Deferred income taxes                   -               397            -              397
                                       -------          -------       -------         -------
Total current liabilities               22,092           1,662        (1,016)         22,738

Long-term liabilities:
   Debt                                 12,535             -           6,544 (a)      19,079
   Deferred income taxes and other         792             133            -              925
                                       -------         --------       -------         -------
Total liabilities                       35,419           1,795         5,528          42,742
                                       -------         --------       -------         -------
Minority interest payable                  -               -           2,110 (b)       2,110
                                       -------         --------       -------         -------

Stockholders' equity:

   Common stock                            897             120          (120)(b)         897
   Additional paid-in capital           49,116             -            (105)(a)      49,011
   Accumulated other comprehensive
     income (loss)                         410             -            -                410
   Retained earnings                    36,007           8,193        (8,193)(b)      36,007
                                      --------         --------       --------        -------
                                        86,430           8,313        (8,418)         86,325

Less:  Treasury stock                   (8,711)            -             708 (a)      (8,003)
       Deferred compensation               (60)            -              -              (60)
                                      --------         --------       --------        -------
Total stockholders' equity              77,659           8,313        (7,710)         78,262
                                      --------         --------       --------        -------
Total Liabilities and Stockholders'
    Equity                            $113,078         $10,108          ($72)       $123,114
                                      ========         ========       ========      =========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                     Pro Forma
                                       Swiss Army       Xantia       Adjustments    Pro Forma

Net revenues                           $54,881       $   8,841       $ (8,222)(b)      $55,500

Cost of sales                           33,364           7,426         (8,048)(b)       32,742
                                       -------         --------        -------         --------
Gross Profit                            21,517           1,415           (174)          22,758

Selling, general and administrative
   expenses                             21,780             922             78 (b)       22,780
                                       -------         --------        -------         --------
Operating income (loss)                   (263)            493           (252)             (22)

Interest income (expense), net            (559)             26           (163)(e)         (696)

Investment income                        1,583             -              -              1,583
                                      --------         --------        -------         --------
Total other income, net                  1,024              26           (163)             887

Income (loss) before income taxes and
   minority interest                       761             519           (415)             865

Income tax provision (benefit)             330             135           (162)             303

Minority interest expense                  -               -              (52)(b)          (52)
                                      --------         --------        --------        --------
Net income                               $ 431       $     384          ($305)            $510
                                      ========         ========        ========        ========
Basic and diluted earnings per share     $0.05                                           $0.06
                                      ========                                         ========

Weighted average number of shares
   outstanding:
    Basic                                7,895                                           8,003
                                      ========                                         ========
    Diluted                              8,110                                           8,218
                                      ========                                         ========


                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    Pro Forma
                                       Swiss Army       Xantia       Adjustments    Pro Forma
Net revenues                           $129,546         $23,262       (21,801)(b)    $131,017

Cost of sales                            78,606          19,403       (21,389)(b)      76,620
                                       --------         --------      --------        --------
Gross profit                             50,940           3,859          (412)         54,387

Selling, general, administrative
   expenses                              46,305           1,794           155 (b)      48,254
                                       --------         --------      --------        --------
Operating income (loss)                   4,635           2,065          (567)          6,133


Interest income (expense), net             (704)             28          (372)(e)      (1,048)

Investment loss                          (2,280)            -             -            (2,280)
                                       --------         --------      --------        ---------
Total other income,  net                 (2,984)             28          (372)         (3,328)
                                       --------         --------      --------        ---------

Income (loss) before income taxes
   and minority interest                  1,651           2,093          (939)          2,805

Income tax provision (benefit)            1,531             540          (366)          1,705

Minority interest                           -               -            (546)(b)        (546)
                                       --------         -------       --------         -------
Net income (loss)                        $  120          $1,553       ($1,119)           $554
                                       ========         =======       ========         =======
Earnings per share:
    Basic                              $   0.02                                      $   0.07
                                       ========                                      =========
    Diluted                            $   0.01                                      $   0.07
                                       ========                                      =========

Weighted average number of shares
   outstanding:
    Basic                                 7,862                                         7,970
                                       ========                                      =========
    Diluted                               8,021                                         8,129
                                       ========                                      =========


                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS


1. The pro forma results presented are based on a preliminary allocation of purchase price according to the purchase method of accounting. The aggregate purchase price has been allocated to the assets and liabilities of Xantia based on preliminary estimates of fair market value. Any adjustments resulting from the final purchase price allocation, which could result in changes to the carrying values of assets and liabilities, including goodwill, are not expected to be material to the financial statements. The purchase price has resulted in acquired goodwill of approximately $3.1 million, which is being amortized on a straight-line basis over 20 years. The following is a summary of the preliminary allocation (in thousands):

                    Cash.........................................     $  3,400
                    Accounts receivable..........................        1,900
                    Inventory....................................        1,600
                    Other current assets.........................          260
                    Fixed assets    .............................        2,970
                    Goodwill.....................................        3,100
                    Accrued expenses and other liabilities.......       (1,700)
                                                                      --------
                                                                       $11,530
                                                                      ========

2. The following are the pro forma adjustments for the year ended December 31, 1999 and June 30, 2000:

     (a) Recording of debt and equity related to the acquisition of Xantia.

     (b) Adjustment to consolidate the financial results of Xantia and Swiss Army, record minority interests and to eliminate intercompany sales, profits and receivables.

     (c) Adjustment to record the assets of Xantia based upon their estimated fair values.

     (d) Adjustment for goodwill amortization related to the acquisition of Xantia, and adjustment for cost of sales of inventory acquired based on their estimated fair values.

     (e) Interest expense related to borrowings under the Company's line of credit and debt owed to the former shareholders of Xantia.

EXHIBITS:

     2.1 Share Purchase Agreement, dated as of June 23, 2000, by and among the Company, the Buyer, and the Seller. (A list of exhibits and schedules to the Share Purchase Agreement is set forth therein. The Company agrees to furnish to the Commission supplementally, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.).*

     2.2 Amendment to the Share Purchase Agreement, dated as of July 10, 2000, by and among the Company, the Buyer, and the Seller.*

     2.3 Second Amendment to the Share Purchase Agreement, dated as of July 24, 2000, by and among the Company, the Buyer, the Seller and Victorinox AG.*

     99.1 Press release of Company dated June 26, 2000 relating to the acquisition of the Xantia. *

     99.2 Press release of Company dated July 24, 2000 relating to the acquisition of the Xantia.*


     * Indicates Exhibit was filed on August 7, 2000 with the Company's Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SWISS ARMY BRANDS, INC.
                                   (Registrant)

Dated:  October 6, 2000            By:     /s/ J. Merrick Taggart
                                   Name:   J. Merrick Taggart
                                   Title:  President and Chief Executive Officer